File number 811-4587
ARTICLES OF AMENDMENT
OF
RESTATEMENT OF ARTICLES OF INCORPORATION
OF
UBS FINANCIAL SERVICES FUND INC.
         UBS Financial Services Fund Inc., a Maryland Corporation, having its principal office in Baltimore, Maryland (the
Corporation), desiring to change its name to UBS Financial
Sector Fund Inc., hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:
	Article SECOND of the Restatement of Articles of Incorporation of the Corporation is amended by striking UBS Financial Services
Fund Inc. and substituting therefor UBS Financial Sector Fund Inc.


SECOND:
	This amendment was approved by the Board of Directors on May 8, 2003, and is to become effective June 9, 2003.

         IN WITNESS WHEREOF, UBS Financial Services Fund Inc., has caused these presents to be signed in its name on its behalf by its Vice
President and Secretary and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 3rd day of June, 2003.
         UBS Financial Services Fund Inc.

By:/s/Amy R. Doberman
  Amy R. Doberman
Vice President and Secretary
Attest:


/s/Keith A. Weller
Keith A. Weller
Assistant Secretary



         THE UNDERSIGNED, Vice President and Secretary of UBS Financial Services Fund Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

						/s/Amy R. Doberman
						Amy R. Doberman									Vice President and Secretary






CERTIFICATE OF AMENDMENT
TO
RESTATED BY LAWS
OF
UBS FINANCIAL SERVICES FUND INC.

         The undersigned, being Vice President and Secretary of UBS Financial Services Fund Inc., hereby certifies that the Directors of the Corporation duly adopted resolutions which amend the Restated
By Laws of the Corporation dated May 13, 1998, as amended (the By
Laws), in the manner provided in the By Laws, at a meeting held on May 8, 2003, and that the amendment becomes effective June 9, 2003, as follows:

         Corporation Name

         The name of the Corporation is changed from UBS Financial Services Fund Inc. to UBS Financial Sector Fund Inc. effective June 9, 2003. Therefore, effective as of such date, Section 1.01 of the By Laws reads as follows

Section 1.01.  Name

The name of the Corporation is UBS Financial Sector Fund Inc.


Dated: June 3, 2003

         			By: /s/ Amy R. Doberman
							Name:  Amy R. Doberman
							Title:    Vice President and Secretary


New York, New York (ss)

On this 3rd day of June, 2003 before me personally appeared Amy
R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Fund and acknowledged that she executed the foregoing instrument as her free act and deed.



         				/s/Evelyn De Simone
							Notary Public



UBS Financial Sector Fund Inc.